UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2024

PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(Address of principal executive offices, including zip code)
(617) 300-8460
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
On March 26, 2024, Praxis Precision Medicines, Inc. (the “Company”) reported the following results from its Phase 2a proof of concept study evaluating PRAX-628 in epilepsy patients with photo paroxysmal response (“PPR”):

Summary of Response
Cohort	Partial Response Rate	Complete Response Rate	Total Response
15 mg	20% (1)	80% (4)	100% (5)
45 mg	--	100% (3)	100% (3)
Combined	12% (1)	88% (7)	100% (8)
In the PPR study, patient electroencephalogram signatures were assessed at defined measurement points over a 24-hour period after receiving placebo or PRAX-628, and results were compared to baseline. Patients must have demonstrated PPR during screening and baseline to be evaluable. A total of six patients patients were baselined in the 15 mg cohort, of whom five were evaluable. One patient in the 15 mg cohort did not present adequate PPR at baseline to be evaluated. Four patients were baselined in the 45 mg cohort, of whom three were evaluable. One patient in the 45 mg cohort was not evaluable due to lack of eligibility. Three patients from the 15 mg cohort participated in the 45 mg cohort after a washout period of >100 days. Three patients were on background anti-seizure medications.
A complete response was a reduction to zero in the number of generalized PPR events at any assessment period versus baseline. A partial response was a reduction, other than to zero, in the number of generalized PPR events at any assessment period versus baseline. Safety results were consistent with the Company’s prior Phase 1 dose escalation study of PRAX-628 and pharmacokinetic analysis confirmed therapeutic exposures.
The Company plans to initiate an efficacy study in focal onset epilepsy in the second half of 2024.
Forward-Looking Statements
This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding the Company’s future expectations, plans and prospects, including, without limitation, statements regarding the anticipated timing of the Company’s clinical trials, the development of the Company’s product candidates, as well as other statements that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.
The express or implied forward-looking statements included in this Current Report are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical trials; the expected timing of clinical trials, data readouts and the results thereof; submissions for regulatory approval or review by governmental authorities; and risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings made with the Securities and Exchange Commission. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on information and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this Current Report speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: March 26, 2024	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer